Exhibit 1.1
CITIGROUP INC.
5,396,825,397 Shares of Common Stock
(par value $0.01 per share)
UNDERWRITING AGREEMENT
New York, New York
December 16, 2009
Citigroup Global Markets Inc.
   as Representative of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          Citigroup Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representative, 5,396,825,397 shares of common stock of the Company, $0.01 par value (“Common Stock”) (said shares to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to a total of 809,523,810 additional shares of Common Stock to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”).
          The Company wishes to confirm as follows its agreement with you and the other several Underwriters listed on Schedule I on whose behalf you are acting, in connection with the several purchases of the Securities by the Underwriters. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

          1. Agreements to Sell and Purchase. (a) The Company hereby agrees, subject to all the terms and conditions set forth herein, to sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $3.07125 per Security, the number of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto.
          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 809,523,810 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time or from time to time on or before the 30th day after the date of the Final Prospectus, upon written, electronic or facsimile notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the date on which delivery and payment shall occur, which shall not be less than three Business Days after the date of the notice of exercise. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representative, in its absolute discretion, shall make to eliminate any fractional shares.
          2. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.
          3. Delivery of the Securities and Payment Therefor. Delivery to the Underwriters of, and payment for, the Underwritten Securities shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:00 A.M., New York City time, on December 22, 2009 (the “Closing Date”). Delivery to the Underwriters of, and payment for, the Option Securities (if the option provided for in Section 1(b) hereof is exercised) shall be made on the date and at the time specified in the notice of exercise of the option, which shall not be less than three Business Days after the date of the notice. The place of closing for the Underwritten Securities and the Closing Date may be varied by agreement between you and the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned on receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.
          Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of

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the Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.
          It is understood that the Representative, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by the Representative shall not relieve any such Underwriter of any of its obligations hereunder.
          4. Agreements. The Company agrees with the several Underwriters that:
          (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to any Preliminary Prospectus or the Final Prospectus unless the Company has furnished the Representative a copy for its review prior to filing and will not file any such proposed amendment or supplement to which they reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto, to be filed in a form acceptable to the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (i) when the Final Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
          (b) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

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          (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representative of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representative in such quantities as the Representative may reasonably request.
          (d) As soon as practicable, the Company will make generally available to its security holders and to the Representative a consolidated earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
          (e) Upon request, the Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering that are required to be prepared, furnished or delivered by the Company.
          (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions within the United States as the Representative reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the Financial Industry Regulatory Authority (as successor to the National Association of Securities Dealers, Inc.), in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
          (g) (i) The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representative, and (ii) each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer

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relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the press release issued December 14, 2009 announcing the offering of the Securities (the “December 14th Press Release”), the investor presentation dated December 14, 2009 announcing the offering of the Securities (the “Investor Presentation”), the press release issued December 16, 2009 announcing the final terms of the Securities (the “December 16th Press Release” and, together with the December 14th Press Release, the “Press Releases”) and the Final Term Sheet (as defined below). The Press Releases, Investor Presentation, the Final Term Sheet and any such free writing prospectus consented to by the Representative or the Company are each hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
          (h) For a period of 90 days from the date of the Final Prospectus, the Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock, or publicly announce an intention to effect any such transaction except for (i) the offering of the Securities, (ii) the concurrent offerings of T-DECS and the Common Stock into which the T-DECS are convertible scheduled to close on the Closing Date, (iii) issuances and sales of Common Stock pursuant to any employee stock option plan, stock ownership plan, dividend reinvestment plan or similar plan of the Company and (iv) the issuance of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding on the date hereof.
          (i) The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act of 2002, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act of 2002.
          (j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, except that the Company makes no agreement as to the activities of any Underwriter.

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          (k) The Company shall use its best efforts to furnish to the Representative (i) a letter addressed to the Representative substantially in the form of Exhibit A hereto from each of the persons listed in Exhibit B hereto and (ii) a letter addressed to the Representative substantially in the form of Exhibit C hereto from the U.S. Department of the Treasury.
          (l) The Company will prepare a final term sheet, containing a description of final terms of the Securities and the offering thereof (the “Final Term Sheet”), in a form approved by the Representative and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          5. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:
          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-157459), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the date hereof, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the date hereof or, to the extent not completed by the date hereof, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the date hereof, will be included or made therein. The Registration Statement, as of the date hereof, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the date hereof.
          (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on each Effective Date and on the date hereof, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to

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the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 6 hereof.
          (c) The execution and delivery of, and the performance by the Company and its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company.
          (d) This issuance of Common Stock to be sold by the Company has been duly authorized by the Company and, when the Common Stock to be sold by the Company is issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be validly issued, fully paid and nonassessable; the holders of outstanding shares of the common stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities to be sold by the Company; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of common stock or ownership interest in the Company are outstanding.
          (e) As of the date hereof, the Disclosure Package and the Final Term Sheet, when taken together as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.
          (f) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) on the date hereof (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
          (g) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

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          (h) No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6 hereof.
          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
          6. Indemnification and Contribution.
          (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise

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have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Final Prospectus and any Issuer Free Writing Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
          (d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with

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investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).
          7. Conditions of the Underwriters’ Obligations. The obligations of the several Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, the Closing Date and any settlement date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its respective obligations hereunder and to the following additional conditions:
          (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the December 16th Press Release and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement

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or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
          (b) The Company shall have requested and caused Michael J. Tarpley, Associate General Counsel—Capital Markets of the Company, to have furnished to the Representative an opinion, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require.
          (c) The Representative shall have received from Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
          (d) The Company shall have furnished to the Representative a certificate of the Company, signed, in the case of the Company, by the Chairman, any Vice Chairman, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer, the General Counsel, the Controller or any Deputy Controller and by the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto, and this Agreement and that:
     (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to their knowledge, threatened; and
     (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

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          (e) The Company shall have requested and caused KPMG LLP to have furnished to the Representative, on and as of the date hereof and on and as of the Closing Date, customary “comfort letters” that are satisfactory in content and form to the Representative.
          (f) Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), any Preliminary Prospectus and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative after consultation with the Company, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.
          (g) Subsequent to the date hereof, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
          (h) The Company shall have made application to list the Securities on the New York Stock Exchange.
          (i) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.
          If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement with respect to the offering of the Securities, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled with respect to such offering at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone, electronic mail or facsimile confirmed in writing.
          The documents required to be delivered by this Section 7 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, New York 10006, by 9:00 a.m. (New York Time) on the Closing Date.
          8. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its respective obligations

12

hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any Preliminary Prospectus and the Final Prospectus (including filing fees), each amendment or supplement to any of them, this Agreement; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any Preliminary Prospectus, the Final Prospectus, the documents incorporated by reference in the Registration Statement, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), authentication, issuance and delivery of the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements, documents and certificates (including certificates representing the Securities) printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange; (vi) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing (or reproduction), and delivery of the preliminary and supplemental blue sky memoranda and such registration and qualification); (vii) the filing fees and the reasonable fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the Financial Industry Regulatory Authority; (viii) the fees and expenses associated with obtaining ratings for the Securities from nationally recognized statistical rating organizations; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Company (other than the Underwriters and their representatives) in connection with presentations to prospective purchasers of the Securities; and (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company.
          9. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Company set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          10. Default by Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed

13

but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          11. Selling Restrictions. Each Underwriter agrees that it will comply with the additional selling restrictions as set forth in Schedule II hereof.
          12. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative after consultation with the Company, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).
          13. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 6 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 6 and 9 hereof shall survive the termination or cancellation of this Agreement.
          14. Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered or telefaxed if to Citigroup Global Markets Inc., as Representative of the several Underwriters, at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (fax no.: (212) 816-7912); if sent to the Company, will be mailed, delivered or telefaxed to Citigroup Inc.—Treasury Department, 153 E. 53rd Street, 6th Floor, New York, New York 10043 (fax no.: (212) 793-5629), with a copy to Citigroup Inc., One Court Square, 45th Floor, Long Island City, New York 11120, Attn: Associate General Counsel — Capital Markets (fax no.: (718) 248-2705).

14

          15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.
          16. No Fiduciary Duty. The Company hereby acknowledges that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (iii) engagement of the Underwriters by the Company in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to it, in connection with such transaction or the process leading thereto.
          17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
          18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.
          19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
     “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
     “Base Prospectus” shall mean the base prospectus contained in the Registration Statement as of the date hereof.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
     “Commission” shall mean the Securities and Exchange Commission.

15

     “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus, if any, used most recently prior to the date hereof, (iii) the December 14th Press Release and (iv) any Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
     “Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
     “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the date hereof, together with the Base Prospectus.
     “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
     “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
     “Preliminary Prospectus” shall mean any preliminary prospectus supplement which is used prior to filing of the Final Prospectus.
     “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
     “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436”, “Rule 456” and “Rule 457” refer to such rules under the Act.

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     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

CITIGROUP INC.

By:	/s/ C.E. Wainhouse
	Name:	C. Wainhouse
	Title:	Asst. Treasurer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.
CITIGROUP GLOBAL MARKETS INC.
as Representative of the several Underwriters

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ John Chirico
	Name:	John Chirico
	Title:	Managing Director

Schedule I
CITIGROUP INC.
5,396,825,397 Shares of Common Stock
(par value $0.01 per share)

Underwriters	Number of Securities
Citigroup Global Markets Inc.	3,250,793,650
Morgan Stanley & Co. Incorporated	317,460,317
BNP Paribas Securities Corp.	158,730,159
ING Financial Markets LLC	158,730,159
Lloyds TSB Bank Plc	158,730,159
Barclays Capital Inc.	63,492,063
Brookfield Financial Corp.	63,492,063
Commerzbank Capital Markets Corp.	63,492,063
Deutsche Bank Securities Inc.	63,492,063
HSBC Securities (USA) Inc.	63,492,063
Banca IMI S.p.A.	63,492,063
RBS Securities Inc.	63,492,063
Raiffeisen Centrobank AG	63,492,063
Sandler O’Neill & Partners, L.P.	63,492,063
Banco Bilbao Vizcaya Argentaria, S.A.	31,746,032
Commonwealth Securities Limited	31,746,032
Calyon Securities (USA) Inc.	31,746,032
Danske Bank A/S	31,746,032
Itau USA Securities, Inc.	31,746,032
Jefferies & Company, Inc.	31,746,032
Keefe, Bruyette & Woods, Inc.	31,746,032
KeyBanc Capital Markets Inc.	31,746,032
Macquarie Capital (USA) Inc.	31,746,032
RBC Capital Markets Corporation	31,746,032
Sanford C. Bernstein & Co., LLC	31,746,032
Santander Investment Securities Inc.	31,746,032
SG Americas Securities, LLC	31,746,032
UniCredit Capital Markets, Inc.	31,746,032
BNY Mellon Capital Markets, LLC	15,873,016
The Buckingham Research Group Incorporated	15,873,016
Comerica Securities, Inc.	15,873,016

SCHEDULE I

Underwriters	Number of Securities
Erste Group Bank AG	15,873,016
FBR Capital Markets & Co.	15,873,016
Lazard Capital Markets LLC	15,873,016
National Bank of Greece S.A.	15,873,016
NATIXIS	15,873,016
PNC Capital Markets LLC	15,873,016
Scotia Capital (USA) Inc.	15,873,016
Stifel, Nicolaus & Company, Incorporated	15,873,016
SunTrust Robinson Humphrey, Inc.	15,873,016
TD Securities (USA) LLC	15,873,016
CastleOak Securities L.P.	15,873,016
Loop Capital Markets LLC	15,873,016
M. R. Beal & Company	15,873,016
Muriel Siebert & Co., Inc.	15,873,016
Samuel A. Ramirez & Company, Inc.	15,873,016
Utendahl Capital Group, LLC	15,873,016
The Williams Capital Group, L.P.	15,873,016
Collins Stewart LLC	3,174,603
Blaylock Robert Van, LLC	3,174,603
Doley Securities, LLC	3,174,603
Guzman & Company	3,174,603
SL Hare Capital, Inc.	3,174,603
Toussaint Capital Partners, LLC	3,174,603

TOTAL	5,396,825,397

I-1

Schedule II
Selling Restrictions
European Economic Area
          In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of the Common Stock described in this prospectus supplement and accompanying prospectus may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the Common Stock that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:
•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.
          Each purchaser of Common Stock described in this prospectus supplement and accompanying prospectus located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.
          For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.
          The sellers of the Common Stock have not authorized and do not authorize the making of any offer of Common Stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the Common Stock as contemplated in this prospectus supplement and accompanying prospectus. Accordingly, no purchaser of the Common Stock, other than the underwriters, is authorized to make any further offer of the Common Stock on behalf of the sellers or the underwriters.
United Kingdom
          This prospectus supplement and accompanying prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This prospectus supplement and accompanying prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
France
          Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the Common Stock described in this prospectus supplement and accompanying prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The Common Stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement and accompanying prospectus nor any other offering material relating to the Common Stock has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the Common Stock to the public in France.
          Such offers, sales and distributions will be made in France only:
•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;
•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).
          The Common Stock may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Hong Kong
          The Common Stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the Common Stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common Stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Japan
          The Common Stock offered in this prospectus supplement and accompanying prospectus have not been registered under the Securities and Exchange Law of Japan, and the Common Stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Singapore
          This prospectus supplement and accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Common Stock may not be circulated or distributed, nor may the Common Stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
          Where the Common Stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common Stock pursuant to an offer made under Section 275 of the SFA except:
•	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;
•	where no consideration is or will be given for the transfer; or
•	where the transfer is by operation of law.
Australia
          This prospectus supplement and accompanying prospectus is not a formal disclosure document and has not been lodged with the Australian Securities and Investments Commission (“ASIC”). It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus for the purposes of Chapter 6D.2 of the Australian Corporations Act 2001 (Act) in relation to the Common Stock or Citigroup.
          This prospectus supplement and accompanying prospectus is not an offer to retail investors in Australia generally. Any offer of Common Stock in Australia is made on the condition that the recipient is a “sophisticated investor” within the meaning of section 708(8) of the Act or a “professional investor” within the meaning of section 708(11) of the Act. If any recipient does not satisfy the criteria for these exemptions, no applications for the Common Stock will be accepted from that recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of the offer, is personal and may only be accepted by the recipient.
          If a recipient on-sells their Common Stock within 12 months of their issue, that person will be required to lodge a disclosure document with ASIC unless either:

•	the sale is pursuant to an offer received outside Australia or is made to a “sophisticated investor” within the meaning of 708(8) of the Act or a “professional investor” within the meaning of section 708(11) of the Act; or
•	it can be established that Citigroup issued, and the recipient subscribed for, the Common Stock without the purpose of the recipient on-selling them or granting, issuing or transferring interests in, or options or warrants over them.
Bahamas
          This prospectus supplement and accompanying prospectus in connection with the offer of Common Stock by Citigroup has not been registered with the Securities Commission of the Bahamas as the prospectus supplement and accompanying prospectus is exempted from the filing and registration requirements of the Securities Industry Act, 1999. No offer or sale of any Common Stock of Citigroup can be made in the Bahamas unless the offer of the Common Stock is made by or through a broker-dealer or securities investment advisor licensed by the Securities Commission of the Bahamas and in compliance with Bahamian exchange control regulations.
Brazil
          The issuance of the Common Stock has not been and will not be registered with the Brazilian Comissão de Valores Mobiliários. Any public offering or distribution, as defined under Brazilian laws and regulations, of the Common Stock in Brazil is not legal without prior registration under Law No. 6,385/76, as amended, and Instruction No. 400, issued by the CVM on December 29, 2003, as amended. Since the offering of the Common Stock is not a public offering of securities in Brazil, documents relating to the offering of the Common Stock, as well as information contained therein, may not be supplied to the public in Brazil, nor be used in connection with any offer for subscription or sale of the Common Stock in Brazil, except in circumstances that do not constitute a public offering, placement, distribution or negotiation of securities in the Brazilian capital markets regulated by Brazilian legislation. Persons wishing to offer or acquire the Common Stock within Brazil should consult with their own counsel as to the applicability of registration requirements or any exemption therefrom.
Cayman Islands
          Citigroup is prohibited from making any invitation to the Public of the Cayman Islands to purchase the Common Stock. However, non-residents or exempted companies (and other non-resident or exempted entities) established in the Cayman Islands and engaged in offshore business may be permitted to purchase the Common Stock.
Chile
          Neither Citigroup nor the Common Stock has been registered with the Superintendencia de Valores y Seguros pursuant to Law No. 18.045, the Ley de Mercado de Valores, and regulations thereunder. This prospectus supplement and accompanying prospectus does not constitute an offer of, or an invitation to subscribe for or purchase, the Common Stock in the Republic of Chile, other than to individually identified buyers pursuant to a private offering within the meaning of Article 4 of the Ley de Mercado de Valores (an offer that is not “addressed to the public at large or to a certain sector or specific group of the public”).
People’s Republic of China
          This prospectus supplement and accompanying prospectus may not be circulated or distributed in the PRC and the Common Stock may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Colombia
          The Common Stock has not been and will not be registered on the Colombian National Registry of Securities and Issuers or in the Colombian Stock Exchange. Therefore, the Common Stock may not be publicly offered in Colombia. This material is for your sole and exclusive use as a determined entity and including any of your shareholders, administrators or employees, as applicable. You acknowledge the Colombian laws and regulations (specifically foreign exchange and tax regulations) applicable to any transaction or investment consummated pursuant hereto and represent that you are the sole liable party for full compliance with any such laws and regulations.
India
          This prospectus supplement and accompanying prospectus is for information purposes only and does not constitute an offer or invitation for any investment or subscription for Common Stock in India. Any person who is in possession of this prospectus supplement and accompanying prospectus is hereby notified that no action has been or will be taken that would allow an offering of the Common Stock in India and neither this prospectus supplement and accompanying prospectus nor any offering material relating to the Common Stock has been submitted to the Registrar of Companies or the Securities and Exchange Board of India for prior review or approval. Further, no document filing has been made with the Registrar of Companies, India. Accordingly, the Common Stock may not be offered, sold, transferred or delivered and neither this prospectus supplement and accompanying prospectus nor any offering material relating to the Common Stock may be distributed or made available (in whole or in part) in India, directly or indirectly in connection with any offer or invitation for any investment or subscription for the Common Stock in India. You are advised to read this disclaimer carefully and consult with your advisors before accessing, reading or making any other use of the attached prospectus supplement and accompanying prospectus.
Italy
          This offering has not been registered with the Commissione Nazionale per la Società e la Borsa (CONSOB) pursuant to Italian securities legislation. The Common Stock offered by this prospectus supplement and accompanying prospectus may neither be offered or sold, nor may this prospectus supplement and accompanying prospectus or any other offering materials be distributed in the Republic of Italy unless such offer, sale or distribution is:
•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of September 1, 1993 (Decree No. 385), Legislative Decree No. 58 of February 24, 1998, CONSOB Regulation No. 11971 of May 14, 1999 and any other applicable laws and regulations;
•	made (i) to professional investors (operatori qualificati) as defined in Article 31, second paragraph of CONSOB Regulation No. 11522 of July 1, 1998, as amended, or Regulation No, 11522, (ii) in circumstances where an exemption from the rules governing solicitations to the public at large applies pursuant to Article 100 of Legislative Decree No. 58 of February 24, 1998 and Article 33, first paragraph, of CONSOB Regulation No. 11971 of May 14, 1999, as amended or (iii) to persons located in the Republic of Italy who submit an unsolicited request to purchase the Common Stock; and
•	in compliance with all relevant Italian securities and tax laws and regulations.
          Any investor purchasing the Common Stock in the offer is solely responsible for ensuring that any offer or resale of Common Stock it purchased in the offer occurs in compliance with applicable laws and regulations. This prospectus supplement and accompanying prospectus and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.
          Article 100-bis of the Legislative Decree No. 58 of February 24, 1998 affects the transferability of the Common Stock in Italy to the extent that any placement of the Common Stock is made solely with qualified investors and such Common Stock is then systematically resold to non-qualified investors on the secondary market at any time in the 12 months following such placement. Should this occur without the publication of a prospectus, and outside of the application of one of the exemptions referred to above, retail purchasers of Common Stock may have their purchase declared void and claim damages from any intermediary which sold them the Common Stock.
Korea
          Each of the underwriters has represented and agreed that it has not and will not, directly or indirectly, offer, sell or deliver any Common Stock in Korea to, or for the account or benefit of, any resident of Korea, or to others for reoffering or resale, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea, except as otherwise permitted by applicable Korean laws and regulations, including the Financial Investment Services and Capital Market Act and the Foreign Exchange Transactions Act and the decrees and regulations thereunder.
Kuwait
          The Common Stock has not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and accompanying prospectus and the offering and sale of the Common Stock in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement and accompanying prospectus comes are required by us and the underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the underwriters to obtain copies of this prospectus supplement and accompanying prospectus are required by us and the underwriters to keep such prospectus supplement and accompanying prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the Common Stock.
Mexico
          This prospectus supplement and accompanying prospectus is solely the responsibility of Citigroup and has not been reviewed or authorized by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or “CNBV”).
          The Common Stock has not been and will not be registered with the National Registry of Securities (Registro Nacional de Valores), or the RNV, maintained by the CNBV nor will it be listed on the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.), or the BMV.
          The Common Stock may not be offered or sold in Mexico, absent an available exemption under the Mexican Securities Market Law (Ley del Mercado de Valores). In making an investment decision, all investors, including any Mexican citizen who may acquire the Common Stock from time to time, must rely on their own examination of Citigroup.
          The offering of the Common Stock will be made exclusively to qualified or institutional buyers in compliance with all requirements applicable to private offerings of securities in Mexico as set forth in the Mexican Securities Market Law (Ley del Mercado de Valores) and its regulations.
Philippines
          Under Republic Act No. 8799, otherwise known as the Securities Regulation Code (the “Code”), and its implementing rules, securities, such as the Common Stock, are not permitted to be sold or offered for sale or distribution within the Philippines unless such securities are approved for registration by the Securities and Exchange Commission of the Philippines (the “Philippines SEC”) or are otherwise exempt securities under Section 9 of the Code or sold pursuant to an exempt transaction under Section 10 of the Code. The Common Stock is being offered in the Philippines under an exempt transaction pursuant to section 10.1(l) or (k) of the Code.

Qatar
          This offering of Common Stock does not constitute a public offer of Common Stock in the State of Qatar under Law No. 5 of 2002 (the “Commercial Companies Law”). The Common Stock is only being offered to a limited number of investors who are willing and able to conduct an independent investigation of the risks involved in an investment in such Common Stock, or have sufficient knowledge of the risks involved in an investment in such Common Stock or are benefiting from preferential terms under a directed share program for directors, officers and employees. No transaction will be concluded in the jurisdiction of the State of Qatar.
Russian Federation
          Each of the underwriters has agreed that it has not offered or sold or otherwise transferred and will not offer or sell or otherwise transfer as part of its initial distribution or at any time thereafter any Common Stock to or for the benefit of any person (including legal persons) resident, incorporated, established or having their usual residence in the Russian Federation or to any person located within the territory of the Russian Federation except to the extent permitted under Russian law.
Saudi Arabia
          No action has been or will be taken in the Kingdom of Saudi Arabia that would permit a public offering or private placement of the Common Stock in the Kingdom of Saudi Arabia, or possession or distribution of any offering materials in relation thereto. The Common Stock may only be offered and sold in the Kingdom of Saudi Arabia in accordance with Part 5 (Exempt Offers) of the Offers of Securities Regulations dated 20/8/1425 AH corresponding to 4/10/2004 (the “Regulations”) and, in accordance with Part 5 (Exempt Offers) Article 17(a)(3) of the Regulations, the Common Stock will be offered to no more than 60 offerees in the Kingdom of Saudi Arabia with each such offeree paying an amount not less than Saudi Riyals one million or its equivalent. Investors are informed that Article 20 of the Regulations places restrictions on secondary market activity with respect to the Common Stock. Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by us.
South Africa
          The Common Stock has not been and shall not be offered by this prospectus supplement and accompanying prospectus to the public in South Africa in terms of Chapter VI of the South African Companies Act, 1973 (as amended). Accordingly, such Common Stock may not be handed on, surrendered to, renounced in favor of or assigned to any person in South Africa in any manner which could be construed as an offer to the public in terms of Chapter VI of the Companies Act, 1973 (as amended).
Switzerland
          The Common Stock may not and will not be publicly offered, distributed or redistributed on a professional basis in or from Switzerland except on the basis of a non-public offering, and neither this prospectus supplement and accompanying prospectus nor any other solicitation for investments in the Common Stock may be communicated or distributed in Switzerland in any way that could constitute a public offering within the meaning of articles 652a or 1156 of the Swiss Federal Code of Obligations or of Article 2 of the Federal Act on Investment Funds of March 18, 1994. This prospectus supplement and accompanying prospectus may not be copied, reproduced, distributed or passed on to others without the underwriters’ and agents’ prior written consent. This prospectus supplement and accompanying prospectus is not a prospectus within the meaning of Articles 1156 and 652a of the Swiss Code of Obligations or a listing prospectus according to article 32 of the Listing Rules of the Swiss exchange and may not comply with the information standards required thereunder. We will not apply for a listing of the Common Stock on any Swiss stock exchange or other Swiss regulated market and this prospectus supplement and accompanying prospectus may not comply with the information required under the relevant listing rules. The Common Stock has not been and will not be approved by any Swiss regulatory authority. The Common Stock has not been and will not be registered with or supervised by the Swiss Federal Banking Commission, and has not been and will not be authorized under the Federal Act on Investment Funds of March 18, 1994. The investor protection afforded to acquirers of investment fund certificates by the Federal Act on Investment Funds of March 18, 1994 does not extend to acquirers of the Common Stock.
United Arab Emirates
     United Arab Emirates (Excluding the Dubai International Financial Centre)
          The Common Stock has not been, and is not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus supplement and accompanying prospectus does not constitute a public offer of the Common Stock, in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement and accompanying prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial adviser. This prospectus supplement and accompanying prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.
     Dubai International Financial Centre
          This statement relates to an “exempt offer” in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This statement is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this prospectus supplement and accompanying prospectus nor taken steps to verify the information set out in it, and has no responsibility for it. The Common Stock to which this prospectus supplement and accompanying prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Common Stock offered should conduct their own due diligence on the Common Stock. If you do not understand the contents of this prospectus supplement and accompanying prospectus you should consult an authorized financial adviser. For the avoidance of doubt, the Common Stock is not an interest in a “fund” or “collective investment scheme” within the meaning of either the Collective Investment Law (DIFC Law No. 1 of 2006) or the Collective Investment Rules Module of the Dubai Financial Services Authority Rulebook.

Exhibit A
[Letterhead of officer or director of Citigroup Inc.]
Citigroup Inc.
Public Offering of 5,396,825,397 Shares of Common Stock
December [   ], 2009
Citigroup Global Markets Inc.
   as Representative of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Citigroup Inc., a Delaware corporation (the “Company”), and the several underwriters named in Schedule I thereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, relating to an underwritten public offering of shares of the common stock of the Company (the “Common Stock”).
          In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.
          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of officer or director]
[Name and address of officer or director]

A-1

Exhibit B
List of Directors and Senior Officers Pursuant to Section 4(k)
Directors
C. Michael Armstrong
Alain J.P. Belda
Timothy C. Collins
John M. Deutch
Jerry A. Grundhofer
Robert L. Joss
Andrew N. Liveris
Anne Mulcahy
Michael O’Neill
Vikram Pandit
Richard D. Parsons
Lawrence Ricciardi
Judith Rodin
Robert L. Ryan
Anthony Santomero
Diana L. Taylor
William S. Thompson, Jr.
Executive Officers
Shirish Apte
Don Callahan
Michael L. Corbat
Terri Dial
John C. Gerspach
John Havens
Michael Helfer
Lewis B. Kaden
Edward J. Kelly, III
Brian Leach
Gene McQuade
Manuel Medina-Mora
William J. Mills
Jeffrey R. Walsh

B-1

Exhibit C
[Letterhead of U.S. Department of the Treasury]
Citigroup Inc.
Public Offering of 5,396,825,397 Shares of Common Stock
December [   ], 2009
Citigroup Global Markets Inc.
   as Representative of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Citigroup Inc., a Delaware corporation (the “Company”), and the several underwriters named in Schedule I thereto (the “Underwriters”), for whom you (the “Representative”) are acting as representative, relating to an underwritten public offering of shares of the common stock of the Company (the “Common Stock”).
          In order to induce the Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned (or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days after the date of the Underwriting Agreement (the “90-day period”); provided that the undersigned may enter into any contract, agreement, instruction or written plan described in Rule 10b5-1(c) of the Securities Act of 1933, as amended (“10b5-1 plans”) as long as no sales of Common Stock or any securities convertible into, exercisable for, or exchangeable for shares of Common Stock will be made pursuant to such 10b5-1 plans until the expiration of the 90-day period.

C-1

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,
[Signature of officer or director]
[Name and address of officer or director]

C-2